                                                                 Exhibit 10.9.2

                                ESCROW AGREEMENT

         ESCROW AGREEMENT (the "Escrow Agreement") made as of the ___ day of December, 2001, by and among DIGITAL DESCRIPTOR SYSTEMS, INC., a Delaware corporation (the "Company"), the Purchasers listed on Schedule A attached hereto (each a "Purchaser" and collectively, the "Purchasers") and Owen Naccarato, Esquire,(the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to raise capital in order to finance the growth of its business operations and for other general corporate purposes;

         WHEREAS, the Company and the Purchasers have agreed that, in order to raise capital, the Company shall issue and sell to the Purchasers debentures (the "Debentures"), convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), and Warrants to purchase shares of Common Stock (the "Warrants") for an aggregate purchase price of $800,000 (the "Sale");

         WHEREAS, pursuant to the Sale, the Company will enter into a Convertible Debenture and Warrant Purchase Agreement dated as of December __, 2001 (the "Purchase Agreement") with the Purchasers;

         WHEREAS, the Purchase Agreement contemplates that all funds shall be paid into escrow and certificate(s) representing the Debentures and Warrants purchased by the Purchasers (the "Certificates") shall be held in escrow prior to each Closing Date (as defined in the Purchase Agreement) and the Escrow Agent has agreed to receive, hold and pay such funds and to receive such Certificates, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

         1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Purchase Agreement.

         2. Escrow of Funds. On or prior to each Closing Date, the following shall occur: (a) the Purchasers shall remit by wire transfer the Purchase Price to the Escrow Agent pursuant to this Escrow Agreement as payment in full for the Debentures and the Warrants (the "Escrow Amount"); and (b) the Company shall deliver or cause to be delivered to Escrow Agent the Certificates, registered in the name of the Purchasers (or any nominee designated by the Purchasers), free and clear of all liens, claims, charges and encumbrances. The Escrow Agent shall hold the Escrow Amount and the Certificates and shall deliver them or redeliver them to the Company or to the Purchasers, as applicable, only in accordance with the terms and conditions of this Escrow Agreement.

         3. Investment of Funds. The Escrow Agent shall invest the monies in the Escrow Amount in an interest bearing bank account with, or certificates of deposit or time deposits with, maturities of no more than thirty (30) days issued by, a domestic commercial bank or such other bank or other financial institution as it normally holds such funds.

         4. Release of Funds. (a) The Escrow Agent shall release the Escrow Amount and the Certificates upon receipt, at any time, of joint written instructions from the Company and the Purchasers directing the manner in which the return or other distribution of the Escrow Amount and the Certificate are to be made. (b) Immediately following notification to the Escrow Agent in writing by the Company and the Purchasers that each Closing has occurred, the Company shall be paid the Escrow Amount and the Purchasers shall receive the Certificates.

                  (c) If the Closing does not occur prior to 11:59 p.m., Pacific time, on December __, 2001, and the Escrow Agent does not receive joint written instructions of the Company and the Purchasers regarding an extension of such dates the Escrow Agent shall return the Escrow Amount to the Purchasers and the Certificates to the Company.

                  (d) Any interest earned on the Escrow Amount shall be paid to the party receiving the Escrow Amount.

         5. Further Assurances. The Company and the Purchasers agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

         6. Conflicting Demands. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Purchasers agree that the Escrow Agent shall refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

         7. Disputes. Each of the parties hereto hereby covenants and agrees that the Federal or state courts located in the Borough of Manhattan, State of New York shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

         8. Expenses of the Escrow Agent. The Company agrees to pay any and all out-of-pocket costs and expenses incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Escrow Agreement, the administration and holding of the Escrow Amount and the investment of such funds, and the enforcement, protection and adjudication of the Escrow Agent's rights hereunder by the Escrow Agent, including, without limitation, the out-of-pocket disbursements of the Escrow Agent itself and expenses and costs of other attorneys it may retain, if any. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent.

         9. Reliance on Documents and Experts. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to each of the Company and the Purchasers. The Escrow Agent shall not be responsible to review the Certificate other than to confirm that it has been signed or to determine the clearance of checks received for the Escrow Amount.

         10. Status of the Escrow Agent, Etc. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and the Company or the Purchasers. This Escrow Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of the Company, who may be advised by the Escrow Agent on any and all matters pertaining to this Escrow Agreement. To the extent the Purchasers have been represented by the Escrow Agent, the Purchasers hereby waive any conflict of interest and irrevocably authorize and direct the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon the Purchasers. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and each of the Company and the Purchasers authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

         11. Exculpation. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of funds or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each of the Company and the Purchasers hereby waive any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount; and each of the Company and the Purchasers hereby expressly waive any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. The Escrow Agent's designees excludes the Purchasers for purposes hereof.

         12. Indemnification. The Escrow Agent and its designees (excluding the Purchasers), and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Amount, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

         13. Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually delivered to the addressee.


                If to the Company:         Digital Descriptor Systems, Inc.
                                           466 Lincoln Highway
                                           Fairless Hills, PA 19030
                                           Attention:  Garrett U. Cohn,
                                                       President and Chief
                                           Executive Officer
                                           Telephone: (267) 580-1075
                                           Facsimile: (267) 580-1090

                with a copy to:            Naccarato & Associates
                                           19600 Fairchild, Suite 260
                                           Irving, CA  92612
                                           Attention:  Owen Naccarato, Esq.
                                           Telephone:  (949) 851-9261
                                           Facsimile:   (949) 851-9262

                If                         to any Purchaser: At
                                           the address of such
                                           Purchaser set forth
                                           on Schedule A to the
                                           Escrow Agreement,
                                           with copies to such
                                           Purchaser's counsel
                                           as set forth on
                                           Schedule A or as
                                           specified in writing
                                           by such Purchaser.

                If to the Escrow Agent:    Naccarato & Associates
                                           19600 Fairchild
                                           Suite 260
                                           Irvine, CA  92612
                                           Attention:Owen Naccarato, Esq.
                                           Telephone:949-851-9261
                                           Facsimile: 949-851-9262

         14. Section and Other Headings. The section and other headings contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

         15. Governing Law. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. Each of the Company and the Purchasers (i) hereby irrevocably submit to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the s consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 15 shall affect or limit any right to serve process in any other manner permitted by law.

         16. Counterparts. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

         17. Resignation of Escrow Agent. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to each of the Company and the Purchasers. In such event, the Escrow Agent shall deposit the Escrow Amount with a successor independent escrow agent to be appointed by (a) the Company and the Purchasers within thirty (30) days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and the Purchasers shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment and delivery of the Escrow Amount the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

         18. Successors and Assigns; Assignment. Whenever in this Escrow Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each of the Company and the Purchasers in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder; provided, however, that nothing herein shall be deemed to authorize or permit the Company or the Purchasers to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Company or the Purchasers) without the written consent of each of the other parties nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in Section 17 hereof.

         19. No Third Party Rights. The representations, warranties and other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Purchasers, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

         20. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on either the Company or the Purchasers in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

         21. Modification, Amendment, Etc. Each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

         22. Entire Agreement. This Escrow Agreement contains the entire agreement of the parties with respect to the matters contained herein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

             IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.


                                  DIGITAL DESCRIPTOR SYSTEMS, INC.


                                  By:_____________________________________
                                       Garrett U. Cohn
                                       President and Chief Executive Officer


                                  _____________________________, as escrow agent

                                  By:_____________________________________
                                       Name:
                                       Title:



                                  AJW PARTNERS, LLC
                                  By:  SMS Group, LLC


                                  By:_____________________________________
                                       Corey S. Ribotsky
                                       Manager


                                  NEW MILLENNIUM CAPITAL PARTNERS II, LLC
                                  By:  First Street Manager II, LLC


                                  By:_____________________________________
                                       Glenn A. Arbeitman
                                       Manager


                                  BRISTOL INVESTMENT FUND, LTD.


                                  By:_____________________________________
                                        Paul Kessler
                                        Director

                                   SCHEDULE A




Names and Address of Purchasers

AJW PARTNERS, LLC
155 First Street, Suite B
Mineola, New York  11501
Attn:  Corey Ribotsky

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
155 First Street, Suite B
Mineola, New York  11501
Attn:  Corey Ribotsky

BRISTOL INVESTMENT FUND, LTD.
Caledonian House
Jennett Street
George Town
Grand Cayman, Cayman Islands
Attn:  Administrator